CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Paragon Trade Brands, Inc.'s previously filed Registration Statements on Form S-8, File Nos. 33-73726, 33-61802, 33-95344 and 33-34626.


                                           /S/ ARTHUR ANDERSEN LLP

                                           Arthur Andersen LLP


        Atlanta, Georgia
        March 27, 1998